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                                   EXHIBIT 11
                       COMPUTATION OF NET INCOME PER SHARE
                      AS OF QUARTER ENDED DECEMBER 31, 1997



                                                         FOR THE THREE MONTHS ENDED
                                              DECEMBER 31, 1997            DECEMBER 31,1996
                                              -----------------            ----------------
Net income / (Loss)                             $    300,680                 $  111,066

Weighted average shares outstanding                2,189,918                  2,171,194

Earning / (Loss) per shares outstanding         $       0.14                 $     0.07


                                                         FOR THE NINE MONTHS ENDED
                                              DECEMBER 31, 1997           DECEMBER 31,1996
                                              -----------------           ----------------
Net income / (Loss)                          $   940,221                     ($368,679)

Weighted average shares outstanding            2,185,376                     2,166,992

Earning / (Loss) per shares outstanding      $      0.43                        ($0.17)


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